UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600

Oakland, CA 94612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

(a)

On July 24, 2007, the Audit Committee of the Board of Directors (the “Board”) of Scientific Learning Corporation (the “Company”) approved the Company’s entering into an Independent Contractor Agreement with Dr. Michael Merzenich, a member of the Board. Under that Agreement, Dr. Merzenich may from time to time provide services for the Company, primarily speaking and customer relations services. Dr. Merzenich’s fee is calculated on a daily rate of $2,000 per day. Neither the Company nor Dr. Merzenich is committed to any particular number of days. The Agreement was approved by the Audit Committee because it is a related party transaction. Dr. Merzenich requested revisions to the Agreement previously approved by the Audit Committee. This Agreement replaces the Agreement filed with the Company’s Report on Form 8-K filed March 13, 2007. The approved Agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

On July 24, 2007, both the Compensation Committee and the Audit Committee of the Board of Directors (the “Board”) of Scientific Learning Corporation (the “Company”) approved the Company’s entering into an Independent Contractor Agreement with Dr. Michael A. Moses, who was elected a member of the Board of Directors on July 25, 2007. Under that Agreement, Dr. Moses will provide executive-level marketing and sales consulting services. The Agreement provides for a consulting fee of $40,000 per year and two stock options, both with a five year term and at an per share exercise price equal to the closing price of the Company’s Common Stock on July 25, 2007. One option covers 80,000 shares and vests over four years, with a one year cliff with ratable monthly vesting thereafter. The second option covers 100,000 shares, and vests only in the event the per share price of the Company’s common stock reaches and maintains for 20 consecutive business days a specified target closing price as follows: 25,000 shares vesting at each of $15, $20, $25, and $30. The Agreement was approved by the Audit Committee because it is a related party transaction. A copy of the Agreement is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On July 25, 2007, the Board of Directors elected Michael A. Moses and Lance R. Odden to the Board of Directors. Dr. Moses was also appointed Vice Chair of the Board and elected to the Board’s Science and Research Committee. Mr. Odden was elected to the Board’s Marketing Committee.

Mr. Odden and Dr. Moses will receive compensation from the Company under the Company’s standard director compensation arrangements. The resolutions of the Board establishing the compensation to be paid to directors are attached as Exhibit 99.1 to this report and incorporated herein by reference. The Company’s 1999 Non-employee Director Option Plan has been previously filed with the Commission. Dr. Moses will also receive compensation under his Independent Contractor Agreement described in Item 101 above.

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits

10.1	Independent Contractor Agreement with Dr. Michael Merzenich

10.2	Independent Contractor Agreement with Dr. Michael A. Moses

99.1	Resolutions of the Board establishing the compensation to be paid to directors

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Date: July 26, 2007	By: /s/ Linda L. Carloni

Title: Vice President and General Counsel

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